CERTIFICATE OF DESIGNATION

OF

PREFERRED STOCK

IN

ALPINE AIR EXPRESS, INC.

The undersigned certifies that at its meeting on April 30, 2007, the Board of Directors of Alpine Air Express, Inc.  unanimously voted to issue preferred shares of stock in the company pursuant to the following conditions:

A. Pursuant to its Articles of Incorporation, Alpine Air Express has authorized 1,000,000 shares of Preferred Stock, par value $0.001 per share. This series of preferred stock shall be issued effective May 1, 2007, and be designated as the Series A 6.5% Preferred Stock (the “Series A Preferred Stock”), and the number of shares so designated shall be One Million (1,000,000). Each share of Series A Preferred Stock shall have a per share stated value (the “Stated Value”) of the Liquidation Preference (as hereinafter defined in Section C.

B. Dividends. Holders of the Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at a rate equal to 6.5% (the “Dividend Rate”) of the Liquidation Preference per share per annum (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable monthly, and no more.

C. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount equal to Nine Dollars and Ten and Four Hundred Cents ($9.1040) per share of Series A Preferred Stock (the “Stated Value” and “Liquidation Preference”), plus any accrued but unpaid dividends (whether or not declared). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of the Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

D. Other Securities. Subject to any limitations contained in this Certificate and the Corporation’s Articles of Incorporation, the Board of Directors of the Corporation reserves the right to establish additional classes and/or series of capital stock of the Corporation and to designate the preferences, limitations and relative rights of any such classes and/or series; provided, however, that no such class and/or series may have preferences, limitations and relative rights which are superior to or senior to the preferences, limitations and relative rights granted to the holders of the Series A Preferred Stock.

E. Redemption Events. In case one or more of the following events, each a redemption event, shall have occurred:

(a) failure on the part of the Corporation to duly observe or perform any of the provisions of this Certificate or any of its other covenants or agreements contained in the Aircraft Purchase Agreement, or to cure any material breach in a material representation or covenant contained in the Aircraft Purchase Agreement for a period of ten (10) days after the date on which written notice of such failure or breach requiring the same to be remedied has been given by a registered holder of shares of Series A Preferred Stock to the Corporation; or

(b) a decree or order by a court having jurisdiction has been entered adjudging the Corporation (or any Material Subsidiary) bankrupt or insolvent, or approving a petition seeking reorganization of the Corporation (or any Material Subsidiary) under any applicable bankruptcy law and such decree or order has continued undischarged or unstayed for a period of sixty (60) days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Corporation (or any Material Subsidiary) or of all or substantially all of its property, or for the winding-up or liquidation of its affairs, has been entered, and has remained in force undischarged or unstayed for a period of sixty (60) days; or

(c) the Corporation (or any Material Subsidiary) institutes proceedings to be adjudicated a voluntary bankrupt, or consents to the filing of a bankruptcy proceeding against it, or files a petition or answer or consent seeking reorganization under applicable law, or consents to the filing of any such petition or to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of all or substantially all of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or if the Corporation (or any Material Subsidiary) shall suffer any writ of attachment or execution or any similar process to be issued or levied against it or any significant part of its property which is not released, stayed, bonded or vacated within sixty (60) days after its issue or levy; or if the Corporation (or any Material Subsidiary) takes corporate action in furtherance of any of the aforesaid purposes or conditions; or

(d) If any default shall occur under any indenture, mortgage, agreement, instrument or commitment evidencing or under which there is at the time outstanding any indebtedness of the Corporation (or a Material Subsidiary), in excess of $100,000, or which results in such indebtedness, in an aggregate amount (with other defaulted indebtedness) in excess of $100,000 becoming due and payable prior to its due date and if such indenture or instrument so requires, the holder or holders thereof (or a trustee on their behalf) shall have declared such indebtedness due and payable; or

(e) If any of the Corporation (or a Material Subsidiary) shall default in the observance or performance of any material term or provision of a material agreement to which it is a party or by which it is bound, and such default is not waived or cured within the applicable grace period; or

(f) If a final judgment which, either alone or together with other outstanding final judgments against the Corporation (or a Material Subsidiary), exceeds an aggregate of $100,000 shall be rendered against the Corporation (or any Material Subsidiary) and such judgment shall have continued undischarged or unstayed for thirty (30) days after entry thereof;

then, and in each and every such case, so long as such redemption event has not been remedied, the holders of not less than fifty-one percent (51%) of the shares of Series A Preferred Stock then outstanding, by notice in writing to the Corporation (the date of such notice the “Redemption Notice Date”), may demand that the Corporation redeem, and the Corporation shall redeem, each share of Series A Preferred Stock then outstanding at a price per share equal to one hundred and five percent (105%) of the sum of (x) the Stated Value and (y) the aggregate accrued and unpaid dividends on such Redemption Notice Date.

For purposes of this Section F, “Material Subsidiary” means any subsidiary with respect to which the Corporation has directly or indirectly invested, loaned, advanced or guaranteed the obligations of, an aggregate amount exceeding fifteen percent (15% ) of the Corporation’s gross assets, or the Corporation’s proportionate share of the assets or net income of which (based on the subsidiary’s most recent financial statements) exceed fifteen percent (15%) of the Corporation’s gross assets or net income, respectively, or the gross revenues of which exceed fifteen percent (15%) of the gross revenues of the Corporation based upon the most recent financial statements of such subsidiary and the Corporation.

F. Amendment. This Certificate constitutes an agreement between the Corporation and the holders of the Series A Preferred Stock. The Corporation shall not amend this Certificate of Designations or alter or repeal the preferences, rights, powers or other terms of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

G. Redemption by the Corporation.

(a) The Corporation may redeem the Series A Preferred Stock at any time, in whole or in part, in its sole discretion, without penalty, unless penalties would be due and payable for redemption under Section G hereof.

(b) The Corporation shall redeem the Series A Preferred Stock at a price per share equal to the Stated Value or Liquidation Preference. Any redemption by the Corporation of less than all shares of Series A Preferred Stock then outstanding shall be pro rata among the holders of the shares of Series A Preferred Stock based upon the number of shares held by each such holder.

(c) The holders of the Series A Preferred Stock may at any time convert the said Series A Preferred Stock in an amount equal to the Stated Value or Liquidation Preference, for the equivalent of shares of common stock of Alpine Air Express, Inc., par value $0.001 per share, with a conversion price based on the closing market price on the principal public market for such common stock at the close of business on the day prior to the conversion date. After December 1, 2011, the holders shall also have the ability to “call” the Series A Preferred Stock and require the Corporation to redeem them as stated in (b) above.

(d) In connection with any redemption of the Series A Preferred Stock pursuant to this Section G, the Corporation shall give at least fifteen (15) days but not more than thirty (30) days’ prior written notice of such redemption (a “Redemption Notice”), by hand delivery, by registered or certified mail or nationally recognized overnight delivery service (with charges prepaid) or sent via telecopier (if within a reasonable period of time a permanent copy is given by any of the methods described above), to all holders of record of Series A Preferred Stock, as applicable, such notice to be addressed to each holder at its address as it appears on the stock transfer books of the Corporation and to specify the redemption date (the “Redemption Date”) and the Redemption Price and to state that the holders must surrender the certificates for their shares of Series A Preferred Stock on or after the Redemption Date in order to receive payment of the Redemption Price. In the event the shareholders of such Series A Preferred Stock do not receive such aggregate Redemption Price on the Redemption Date, the Corporation shall pay interest on any unpaid amount payable at a rate of ten percent (10%) per month. From and after the Redemption Date, except as set forth below, any holder of shares of Series A Preferred Stock that have been redeemed who has not duly surrendered its Series A Preferred Stock to be redeemed shall cease to be entitled to any rights except the right to receive payment of the Redemption Price. Anything herein contained to the contrary notwithstanding, in the event and to extent that the Corporation cannot or does not make or tender full payment therefor, such shares shall continue to be outstanding, to the extent permitted under law and provisions of senior and subordinated debt agreements of the Corporation, and entitled to all rights and benefits as holders of Series A Preferred Stock until full payment is made or tendered therefore as aforesaid. Shares of Series A Preferred Stock which have been redeemed may not be reissued by the Corporation as shares of such series.

(e) For purposed of this Section G, “Redemption Price” shall mean an amount per share equal to the sum of (x) one hundred percent (100%) of the Stated Value or Liquidated Preference per share and (y) all accrued but unpaid dividends on such shares of Series A Preferred Stock.

 The above 1,000,000 shares of Alpine Air Express, Inc. Series A 6.5% Preferred Stock shall be issued effective May 1, 2007, to Mallette Holdings, LLLP in exchange for its 1,000,000 shares of Alpine Aviation Inc. Series A 6.5% Preferred Stock which it currently holds.

Further,  the Series A Preferred Stock and the shares of the Corporation’s common stock into which the Series A Preferred Stock may be converted pursuant to the foregoing Certificate shall, to the full extent of applicable law, be exempt from Section 16(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 16b-3(d)(1) adopted pursuant to said Section 16(b).

IN WITNESS WHEREOF, the undersigned Chairman, having been duly authorized, has executed this Certificate for the Corporation under penalties for perjury this 30th day of April, 2007.

/s/Joe Etchart

Joe Etchart - Chairman